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                                                                    Exhibit 23.5



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form S-4 of FIRSTFED AMERICA BANCORP, INC. of our report dated January 26, 2001, except for
Note 2 as to which the date is March 26, 2001 on the consolidated financial statements of People's Bancshares, Inc., and to its incorporation by reference to the Annual Report on Form 10-K of People's Bancshares, Inc. for the year ended December 31, 2000, and to the reference to our firm under the heading "Experts."


/s/ Wolf & Company, P.C.


Boston, Massachusetts
November 21, 2001